
                                                                    EXHIBIT 11
                                                                    FIFTH THIRD BANCORP
                                                                    COMPUTATION OF CONSOLIDATED NET INCOME PER SHARE
                                                                    ($000's except per share data)
                                                                              For the Three Months           For the Six Months
                                                                              Ended June 30,                   Ended June 30,
                                                                               1996         1995            1996         1995
                                                                            ------------ ------------    ------------ -----------
Net Income                                                            $      83,249       68,514         162,389      134,632
                                                                            ============ ============    ============ ============
Net income per common share - assuming no dilution:
   Weighted average number of shares outstanding                            103,487       97,811         102,133       97,712
                                                                        ============ ============    ============ ============
   Per share (net income divided by the weighted
     average number of shares outstanding)                            $        0.80         0.70            1.59         1.38
                                                                        ============ ============    ============ ============
Net income per common and common equivalent share:
   Net income                                                         $      83,249       68,514         162,389      134,632
   Add - Interest on 4 1/4% convertible subordinated
    notes due 1998, net of applicable income taxes                              649        1,080           1,637        2,161
                                                                        ------------ ------------    ------------ ------------
   Adjusted net income                                                $      83,898       69,594         164,026      136,793
                                                                        ============ ============    ============ ============
   Adjusted weighted average number of shares outstanding -
     after giving effect to the conversion of stock options
     and convertible subordinated notes                                     106,681      101,601         105,881      101,719
                                                                        ============ ============    ============ ============
   Per share (adjusted net income divided by the adjusted
     weighted average number of shares outstanding)                   $        0.79         0.68            1.55         1.34
                                                                        ============ ============    ============ ============
Net income per common share - assuming full dilution:
   Adjusted net income                                                $      83,898       69,594         164,026      136,793
                                                                        ============ ============    ============ ============
   Adjusted weighted average number of shares outstanding -
     after giving effect to the conversion of stock options
     and convertible subordinated notes                                     106,681      101,601         105,926      101,719
                                                                        ============ ============    ============ ============
   Per share (adjusted net income divided by the adjusted
     weighted average number of shares outstanding)                   $        0.79         0.68            1.55         1.34
                                                                        ============ ============    ============ ============
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